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                                                                      Exhibit 23





                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in (i) the Registration Statements (Nos. 2-74151, 2-76946, 33-2748 and 33-59504) on Form S-8 of Forest Oil
Corporation - Retirement Savings Plan of Forest Oil Corporation, (ii) the Registration Statement (No. 33-48440) on Form S-8 of Forest Oil Corporation - 1992 Stock Option Plan of Forest Oil Corporation, and (iii) the Registration Statement (No. 333-56553) on Form S-3 of Forest Oil Corporation of Common Stock issuable to Bank of America National Trust and Savings Association and resales thereof, of our report dated March 12, 1998 relating to the statement of oil and gas revenue and direct lease operating expenses of an oil and gas property (the Anschutz Ranch Field) of Anschutz Ranch East Corporation acquired by Forest Oil Corporation for each of the years in the three-year period ended December 31, 1997, which report appears in the Form 8-K of Forest Oil Corporation dated
July 8, 1998.




KPMG PEAT MARWICK LLP


Denver, Colorado
July 8, 1998